                                  CONSENT OF INDEPENDENT
                             REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Oppenheimer Transition 2030 Fund:

     We  consent  to the  use in  this  Registration  Statement  of  Oppenheimer
Transition  2030 Fund,  of our report  dated  August 25,  2006,  included in the
Statement  of  Additional  Information,  which  is  part  of  such  Registration
Statement,  and to the  reference  to our firm  under the  heading  "Independent
Registered  Public  Accounting  Firm"  appearing in the  Statement of Additional
Information.

                                            /s/ KPMG LLP
                                            KPMG LLP

Denver, Colorado
December 6, 2006